                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Teltrend Inc. of our report dated August 24, 1999, included in the fiscal year 1999 Annual Report to Stockholders of Teltrend Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-95316, 33-95314, 333-35683 and 333-47275) pertaining to stock option plans of Teltrend Inc. of our report dated August 24, 1999, with respect to the consolidated financial statements incorporated herein by reference.


                                        /s/ ERNST & YOUNG LLP



Chicago, Illinois
October 22, 1999